Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-168508) and Form S-3 (No. 333-187424) of Federal-Mogul Holdings Corporation of our report dated April 1, 2014 relating to the financial statements of the Friction Materials Business, which appear in this Current Report on Form 8-K/A of Federal-Mogul Holdings Corporation dated September 24, 2014.

PricewaterhouseCoopers Audit

/s/ Pierre Marty

Pierre Marty

Partner

Neuilly-sur-Seine, France

September 24, 2014